EXHIBIT 3D

                                                  As amended through 5/1/01

                                   BY-LAWS
                                   -------

                                     of
                                     --

                           HAEMONETICS CORPORATION
                           -----------------------


                                  ARTICLE I
                                  ---------

                          Articles of Organization
                          ------------------------

      The name and purposes of the Corporation shall be as set forth in the Articles of Organization. These By-Laws, the powers of the Corporation and of its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization; and the Articles of Organization, as from time to time amended, are hereby made a part of these By-Laws. All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the Corporation as from time to time amended.

                                 ARTICLE II
                                 ----------

                       Annual Meeting of Stockholders
                       ------------------------------

      The annual meeting of the stockholders shall be held at 10:00 A.M. on the fourth Friday in July in each year, if not a legal holiday, and, if a legal holiday, then on the next secular day following, or at such other date and time within six months after the end of the Corporation's fiscal year as shall be designated from time to time by the Board of Directors, the Chairman of the Board or the President and stated in the notice of the meeting. Purposes for which an Annual Meeting is to be held, additional to those prescribed by law and these By-Laws, may be specified by the President or by the Directors.

      If such Annual Meeting has not been held as herein provided, a Special Meeting of the Stockholders in Lieu of the Annual Meeting may be held, and any business transacted or elections held at such Special Meeting shall have the same effect as if transacted or held at the Annual Meeting, and in such case all references to these By-Laws, except in this Article II, to the Annual Meeting of the Stockholders shall be deemed to refer to such Special Meeting. Any such Special Meeting shall be called, and the purposes thereof shall be specified in the Call, as provided in Article III of these By-Laws.

      To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at an Annual Meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Clerk of the Corporation. To be timely, each such notice must be given either by personal delivery or by United States mail, postage prepaid, to the Clerk of the Corporation not later than (1) with respect to a matter to be brought before an Annual Meeting of Stockholders or a Special Meeting in Lieu of an Annual Meeting, sixty (60) days prior to the date set forth in the By-Laws for the Annual Meeting and (2) with respect to a matter to be brought before a Special Meeting of the Stockholders not in lieu of an Annual Meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. The notice shall set forth (i) information concerning the stockholder, including his or her name and address, (ii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the matter specified in the notice, and
(iii) such other information as would be required to be included in a proxy statement soliciting proxies for the presentation of such matter to the meeting.

      Notwithstanding anything in these By-Laws to the contrary, no business shall be transacted at the Annual Meeting except in accordance with the procedures set forth in this section; provided, however, that nothing in this section shall be deemed to preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with these By-Laws.

                                 ARTICLE III
                                 -----------

                      Special Meetings of Stockholders
                      --------------------------------

      A Special Meeting of the Stockholders may be called at any time by the President, or by a majority of the Directors acting by vote or by written instrument or instruments signed by them. A Special Meeting of Stockholders shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold in the aggregate at least forty percent (40%) in interest of the stock entitled to vote at the meeting. Such Call shall state the time, place, and purposes of the meeting.

                                 ARTICLE IV
                                 ----------

                       Place of Stockholders' Meetings
                       -------------------------------

      All meetings of the stockholders shall be held at the principal office of the Corporation in Massachusetts, unless a different place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States is designated by the Chairman of the Board of Directors, the President, or by a majority of the Directors acting by vote or by written instrument or instruments signed by them. Any adjourned session of any meeting of the stockholders shall be held at such place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States as is designated in the vote of adjournment.

                                  ARTICLE V
                                  ---------

                      Notice of Stockholders' Meetings
                      --------------------------------

      A written Notice of the place, date and hour of all meetings of stockholders stating the purposes of the meeting shall be given at least seven (7) days before the meeting to each stockholder entitled to vote thereat, by leaving such Notice with him or at his residence or usual place of business, or by mailing, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the Corporation. Such Notice shall be given by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer or by a person designated either by the Clerk, by the person or persons calling the meeting or by the Board of Directors. Whenever Notice of a meeting is required to be given a stockholder under any provision of law, of the Articles of Organization, or of these By-Laws, a written Waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized, and filed with the records of the meeting, shall be deemed equivalent to such Notice.

                                 ARTICLE VI
                                 ----------

                           Quorum of Stockholders
                           ----------------------

      At any meeting of the stockholders, a quorum for the election of any Director or for the consideration of any question shall consist of a majority in interest of all stock issued, outstanding and entitled to vote at such election or upon such question, respectively, except that if two or more classes of stock are entitled to vote as separate classes for the election of any Director or upon any question, then in the case of each such class a quorum for the election of any Director or for the consideration of such question shall consist of a majority in interest of all stock of that class issued, outstanding and entitled to vote thereon. Stock owned by the Corporation, if any, except stock held directly or indirectly by it in a fiduciary capacity, shall be disregarded in determining any quorum. Whether or not a quorum is present, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice.

      When a quorum for an election is present at any meeting, a plurality of the votes properly cast for any office shall elect such office. When a quorum for the consideration of a question is present at any meeting, a majority of the votes properly cast upon the question shall decide the question; except that if two or more classes of stock are entitled to vote as separate classes upon such question, then in the case of each such class a majority of the votes of such class properly cast upon the question shall decide the vote of that class upon the question; and except in any case where a larger vote is required by law, by the Articles of Organization or by these By-Laws.

                                 ARTICLE VII
                                 -----------

                             Proxies and Voting
                             ------------------

      Except as may otherwise be provided in the Articles of Organization, stockholders entitled to vote shall have one vote for each share of stock entitled to vote owned by them. Stockholders entitled to vote may vote in person or by proxy. Except as otherwise provided by law, no proxy dated more than six (6) months before the meeting named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Corporation receives specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Proxies shall be filed with the Clerk, or person performing the duties of clerk, at the meeting, or any adjournment thereof, before being voted.

      The Corporation shall not, directly or indirectly, vote upon any share of its own stock; but nothing herein shall be construed as limiting the right of the Corporation to vote shares of stock held directly or indirectly by it in a fiduciary capacity.

      Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written Consents are filed with the records of the meetings of stockholders. Such Consents shall be treated for all purposes as a vote at a meeting.

      The Chairman of the Board, or in his absence the President, or in absence of both the Chairman of the Board and the President, a Vice-President shall call meetings of the stockholders to order and shall act as chairman thereof. The Clerk of the Corporation, if present, shall record the proceedings of all meetings of stockholders and, in the absence of the Clerk, the presiding officer may appoint a clerk pro tempore of the meeting.

                                ARTICLE VIII
                                ------------

                             Board of Directors
                             ------------------

      The business and affairs of this Corporation shall be managed under the direction of a Board of Directors consisting of not fewer than three
(3) nor more than eight (8) Directors, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, such Board of Directors to be divided into such classes and elected by such stockholders as have the right to vote thereon, for such terms as are provided in the Articles of Organization. Each Director shall hold office until his successor shall have been elected and qualified subject to Article XVIII of these By-Laws. Whenever used in these By-Laws, the phrase "entire Board of Directors" shall mean that number of Directors fixed by the most recent resolution adopted pursuant to the preceding sentence prior to the date as of which a determination of the number of Directors then constituting the entire Board of Directors shall be relevant for any purpose under these By-Laws.
Subject to the foregoing limitations and the requirements of the Articles of Organization, the Board of Directors may be enlarged by the stockholders at any meeting or by the affirmative vote of a majority of the entire Board of Directors then in office.

      Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote generally in the election of Directors. However, any stockholder entitled to vote generally in the election of Directors may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Clerk of the Corporation not later than (1) with respect to an election to be held at an Annual Meeting of Stockholders or at a Special Meeting in Lieu of an Annual Meeting, sixty
(60) days prior to the date for the Annual Meeting set forth in the By-Laws and (2) with respect to an election to be held at a Special Meeting of Stockholders not in lieu of an Annual Meeting, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Each such notice to the Clerk shall set forth
(i) the names and addresses of the stockholder and his or her nominees;
(ii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each such nominee; (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder; and (v) the consent of each nominee to serve as a Director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

      No Director need be a stockholder. Any election of Directors by the stockholders shall be by ballot if so requested by any stockholder entitled to vote thereon.

                                 ARTICLE IX
                                 ----------

                             Powers of Directors
                             -------------------

      The business of the Corporation shall be managed by the Board of Directors, which shall exercise all the powers of the Corporation except as otherwise required by law, by the Articles of Organization or by these By-Laws. In the event of one or more vacancies in the Board of Directors, the remaining Directors, if at least two (2) Directors still remain in office, may exercise the powers of the full Board until such vacancy or vacancies are filled.

      Any unissued capital stock from time to time authorized under the Articles of Organization and Amendments thereto may be issued, and any shares of capital stock restored to the status of authorized but unissued stock may be reissued, by vote of the Directors. No stock shall be issued unless the cash, so far as due, or the property, services or expenses for which it was authorized to be issued, has been actually received or incurred by, or conveyed or rendered to, the Corporation, or is in its possession as surplus.

                                  ARTICLE X
                                  ---------

                           Committees of Directors
                           -----------------------

      By vote of a majority of the Directors then in office, the Directors may elect from their own number an Executive Committee or other Committees and may by like vote delegate to any such Committee some or all of their powers except those which by law may not be delegated.

                                 ARTICLE XI
                                 ----------

                     Meetings of the Board of Directors;
                     -----------------------------------
                          Action without a Meeting
                          ------------------------

      Regular meetings of the Board of Directors may be held without call or notice at such places and at such times as the Board may from time to time determine; provided, however, that reasonable notice of such determination and of any changes therein is given to each member of the Board then in office. A regular meeting of the Board of Directors may be held without call or notice immediately after and at the same place as the Annual Meeting of Stockholders, or any Special Meeting held in lieu thereof.

      Special meetings of the Board of Directors may be held at any time and at any place when called by the President, the Treasurer, the Chairman of the Board, or two or more Directors, reasonable notice thereof being given to each Director by the Secretary, or, if there be no Secretary, by the Clerk, or in the case of death, absence, incapacity or refusal of the Secretary (or the Clerk, as the case may be), by the officer or Directors calling the meeting. In any case, it shall be deemed sufficient notice to a Director to send notice by mail at least forty-eight (48) hours, or by telegram or by facsimile transmission at least twenty-four (24) hours, before the meeting, addressed to him at his usual or last known business or residence address; or to give notice to him in person, either by telephone or by handing him a written notice, at least twenty-four (24) hours before the meeting.

      Notwithstanding the foregoing, notice of a meeting need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto, or at its commencement, the lack of notice to him. A notice of a meeting or a waiver of notice need not specify the purposes of the meeting.

      Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and such written consent is filed with the records of the meetings of the Directors. Such consent shall be treated as a vote at a meeting for all purposes. Such consents may be executed in one or more counterparts and not every Director need sign the same counterpart.

      Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

                                 ARTICLE XII
                                 -----------

                             Quorum of Directors
                             -------------------

      At any meeting of the Board of Directors, a quorum for any election, or for the consideration of any question, shall consist of a majority of the Directors then in office, but any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for election to any office, and a majority of the Directors present shall decide any question brought before such meeting, except in any case where a larger vote is required by law, by the Articles of Organization or by these By-Laws.

                                ARTICLE XIII
                                ------------

                             Officers and Agents
                             -------------------

      The officers of the Corporation shall be a President, a Chairman of the Board, a Treasurer, a Clerk, and such other officers, which may include a Secretary, a Controller, one or more Vice Presidents, Assistant Treasurers, Assistant Clerks, or Assistant Controllers, as the Board of Directors may, in its discretion, elect or appoint. The Corporation may also have such agents, if any, as the Board of Directors may, in its discretion, appoint. The President need not be a Director. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of receiving service of process. So far as is permitted by law, any two or more offices may be held by the same person.

      Subject to law, to the Articles of Organization and the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and as the Board of Directors may from time to time designate.

      The President, Chairman of the Board, Treasurer and Clerk (and the Secretary, if, as the case may be, there be one) shall be elected annually by the Board of Directors at its first meeting following the Annual Meeting of Stockholders, by vote of a majority of the full Board of Directors.
Such other officers of the Corporation as may be created in accordance with these By-Laws may be filled at such meeting by vote of a majority of the full Board of Directors or any other time by vote of a majority of the Directors then in office.

      Each officer shall (subject to Article XVIII of these By-Laws) hold office until the first meeting of the Board of Directors following the next Annual Meeting of Stockholders and until his successor is elected or appointed and qualified, or until he sooner dies, resigns, is removed, or becomes disqualified. Each agent shall retain his authority at the pleasure of the Board of Directors.

      Any officer, employee, or agent of the Corporation may be required, as and if determined by the Board of Directors, to give bond for the faithful performance of his duties.

      Notwithstanding the foregoing, and without limiting the powers of the Board of Directors set forth above, the President shall have the authority to appoint from time to time one or more Vice Presidents. Any Vice President appointed by the President shall hold office until his successor is appointed or until he sooner dies, resigns, is removed or becomes disqualified. The President or the Directors may remove from office any Vice President appointed by the President, with or without assignment of cause.

                                 ARTICLE XIV
                                 -----------

            President and Vice Presidents; Chairman of the Board
            ----------------------------------------------------

      The Chairman of the Board shall be a member of the Board of Directors and shall preside at its meetings and at the meetings of the stockholders. He shall advise and counsel with the President. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have general charge and supervision of the business, property and affairs of the Corporation and such other powers and duties as the Board of Directors may prescribe, subject to the control of the Board of Directors, unless otherwise provided by law, the Articles of Organization, these By-Laws or by specific vote of the Board of Directors.

      The President shall have such duties and powers as shall be designated from time to time by the Board of Directors or by the Chairman, and, in any case, shall be responsible to and shall report to the Board of Directors. In the absence or disability of the Chairman, the President shall have the powers and duties of the Chairman.

      Any Vice President shall have such duties and powers as shall be designated from time to time by the Board of Directors or by the President, and, in any case, shall be responsible to and shall report to the President. In the absence or disability of the President, the Vice President or, if there be more than one, the Vice Presidents in the order of their seniority or as otherwise designated by the Board of Directors, shall have the powers and duties of the President.

                                 ARTICLE XV
                                 ----------

                      Treasurer and Assistant Treasurer
                      ---------------------------------

      The Treasurer may be the Chief Financial Officer of the Corporation or any other person elected by the Board of Directors, and shall be in charge of its funds and the disbursements thereof, subject to the President and the Board of Directors, and shall have such duties and powers as are commonly incident to the office of a corporate treasurer and such other duties and powers as may be prescribed from time to time by the Board of Directors or the President, or if the Treasurer is other than the Chief Financial Officer, then by the Chief Financial Officer. If no

Controller is elected, the Treasurer shall also have the duties and powers of the Controller as provided in these By-Laws. The Treasurer shall be responsible to and shall report to the Board of Directors, but in the ordinary conduct of the Corporation's business, shall be under the supervision of the President, or if the Treasurer is not the Chief Financial Officer, shall be under the supervision of the Chief Financial Officer.

      Any Assistant Treasurer shall have such duties and powers as shall be prescribed from time to time by the Board of Directors or by the Treasurer, and shall be responsible to and shall report to the Treasurer. In the absence or disability of the Treasurer, the Assistant Treasurer or, if there be more than one, the Assistant Treasurers, in their order of seniority or as otherwise designated by the Board of Directors shall have the powers and duties of the Treasurer. If no Assistant Treasurer is elected, the Vice President, Finance shall have the powers and duties of the Treasurer in the absence or disability of the Treasurer.

                                 ARTICLE XVI
                                 -----------

                                 Controller
                                 ----------

      If a Controller is elected, he shall be the chief accounting officer of the Corporation and shall be in charge of its books of account and accounting records and of its accounting procedures, and shall have such duties and powers as are commonly incident to the office of a corporate controller and such other duties and powers as may be prescribed from time to time by the Board of Directors or by the President. The Controller shall be responsible to and shall report to the Board of Directors, but in the ordinary conduct of the Corporation's business, shall be under the supervision of the President.

      Any Assistant Controller shall have duties and powers as shall be prescribed from time to time by the Board of Directors or by the Controller, and shall be responsible to and shall report to the Controller. If the absence or disability of the Controller, the Assistant Controller or, if there be more than one, Assistant Controllers in their order of seniority or as otherwise designated by the Board of Directors, shall have the powers and duties of the Controller.

                                ARTICLE XVII
                                ------------

          Clerk; Secretary; Assistant Clerk and Assistant Secretary
          ---------------------------------------------------------

      The Clerk shall record all proceedings of the stockholders in books to be kept therefor, and shall have custody of the Corporation's records, documents and valuable papers. In the absence of the Clerk from any such meeting, the Secretary, if any, may act as temporary clerk, and shall record the proceedings thereof in the aforesaid books, or a temporary clerk may be chosen by vote of the meeting.

      The Clerk shall also keep, or cause to be kept, the stock transfer records of the Corporation which shall contain a complete list of the names and addresses of all stockholders and the amount of stock held by each.

      Unless the Board of Directors shall otherwise designate, the Clerk or, in his absence, the Assistant Clerk, if any, shall have custody of the corporate seal and be responsible for affixing it to such documents as may be required to be sealed.

      The Clerk shall have such other duties and powers as are commonly incident to the office of a corporate clerk, and such other duties and powers as may be prescribed from time to time by the Board of Directors or by the President.

      If no Secretary is elected, the Clerk shall also record all proceedings of the Board of Directors and of any meetings of any committees of the Board, and, in his absence from any such meeting, a temporary clerk shall be chosen who shall record the proceedings thereof.

      The Secretary shall attend all meetings of the Board of Directors and shall record the proceedings thereat in books provided for that purpose which shall be open during business hours to the inspection of any Director. He shall notify the Directors of the meetings in accordance with these By-Laws and shall have and may exercise such other powers and duties as the Board of Directors may prescribe. In the absence of the Secretary at a meeting of the Board of Directors, a temporary secretary shall be chosen.

      Any Assistant Clerk and any Assistant Secretary shall have such duties and powers as shall from time to time be designated by the Board of Directors or the Clerk or the Secretary, respectively, and shall be responsible to and shall report to the Clerk and the Secretary, respectively.

                                ARTICLE XVIII
                                -------------

                          Resignations and Removals
                          -------------------------

      Any Director or officer may resign at any time by delivering his resignation in writing to the President or the Clerk or to a meeting of the Directors. Such resignations shall take effect at such time as is specified therein, or if no such time is so specified, then upon delivery thereof to the President or the Clerk or to a meeting of the Directors.

      Directors, including Directors elected by the Directors to fill vacancies in the Board, may be removed from office (a) with cause by vote of the holders of a majority of the shares issued and outstanding and entitled to vote generally in the election of Directors; (b) with or without cause by vote of the holders of at least eighty percent (80%) of the votes entitled to be cast by the holders of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class; (c) with cause by vote of a majority of the Directors then in office or (d) without cause by vote of at least eighty percent (80%) of the Directors then in office (including the Director to be removed in calculating said percentage) ; provided that the Directors of a class elected by a particular class of stockholders may be removed only by vote of the holders of a majority of the shares of such class.

      The Directors may terminate or modify the authority of any agent or employee. The Directors may remove any officer from office with or without assignment of cause by vote of a majority of the Directors then in office.

      If cause is assigned for removal of any Director or officer, such Director or officer may be removed only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

      No Director or officer who resigns or is removed shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal whether his compensation be by the month or by the year or otherwise; provided, however, that the foregoing provision shall not prevent such Director or officer from obtaining damages for breach of any contract of employment legally binding upon the Corporation.

                                 ARTICLE XIX
                                 -----------

                                  Vacancies
                                  ---------

      Any vacancy in the Board of Directors, including a vacancy resulting from an enlargement of the Board, may be filled by the Directors by vote of a majority of the remaining Directors then in office, though less than a quorum, or by the stockholders at a meeting called for the purpose provided that any vacancy created by the stockholders may be filled by the stockholders at the same meeting. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new Directorship was created or the vacancy occurred and until such Directors' successor shall have been elected and qualified or until he sooner dies, resigns, is removed or becomes disqualified.

      If the office of any officer becomes vacant, the Directors may choose or appoint a successor by vote of a majority of the Directors present at the meeting at which such choice or appointment is made.

      Each such successor shall hold office for the unexpired term of his predecessor and until his successor shall be chosen or appointed and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

                                 ARTICLE XX
                                 ----------

                                Capital Stock
                                -------------

      The authorized amount of the capital stock and the par value, if any, of the shares shall be as fixed in the Articles of Organization. At all times when there are two or more classes of stock, the several classes of stock shall conform to the description and terms, and have the respective preferences, voting powers, restrictions and qualifications set forth in the Articles of Organization.

                                 ARTICLE XXI
                                 -----------

                            Certificate of Stock
                            --------------------

      Each stockholder shall be entitled to a certificate of the capital stock of the Corporation owned by him, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by either the President or a Vice President, and by either the Treasurer or an Assistant Treasurer, and may, but need not be, sealed with the corporate seal; but when any such certificate is signed by a transfer agent or by a registrar other then a Director, officer, or employee of the Corporation, the signature of the President or a Vice President and of the Treasurer or an Assistant Treasurer of the Corporation, or either or both such signatures and such seal upon such certificate, may be facsimile. If any officer who has signed, or whose facsimile signature has been placed on, any such certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the time of issue.

      Every certificate for shares of stock which are subject to any restriction on transfer pursuant to law, the Articles of Organization, these By-Laws or any agreement to which the Corporation is a party shall have the restriction noted conspicuously on the certificate, and shall also set forth, on the face or back, either the full text of the restriction or a statement of the existence of such restriction and (except if such restriction is imposed by law) a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued, or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

                                ARTICLE XXII
                                ------------

                         Transfer of Shares of Stock
                         ---------------------------

      Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation only by the surrender to the Corporation, or its transfer agent, of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with all requisite stock transfer stamps affixed, and with such proof of the authenticity and effectiveness of the signature as the Corporation or its transfer agent shall reasonably require. Except as may otherwise be required by law, the Articles of Organization, or these By-Laws, the Corporation shall have the right to treat the person registered on the stock transfer books as the owner of any shares of the Corporation's stock as the owner-in-fact thereof for all purposes , including the payment of dividends, liability for assessments, the right to vote with respect thereto and otherwise, and accordingly shall not be bound to recognize any attempted transfer, pledge or other disposition thereof, or any equitable or other claim with respect thereto, whether or not it shall have actual or other notice thereof, until such shares shall have been transferred on the Corporation's books in accordance with these By-Laws. It shall be the duty of each stockholder to notify the Corporation of his post office address.

                                ARTICLE XXIII
                                -------------

             Transfer Agents and Registrars; Further Regulations
             ---------------------------------------------------

      The Board of Directors may appoint one or more banks, trust companies or corporations doing a corporate trust business, in good standing under the laws of the United States or any state therein, to act as the Corporation's transfer agent and/or registrar for shares of capital stock, and the Board may make such other and further regulations, not inconsistent with applicable law, as it may deem expedient concerning the issue, transfer and registration of capital stock and stock certificates of the Corporation.

                                ARTICLE XXIV
                                ------------

                            Loss of Certificates
                            --------------------

      In the case of the alleged loss, destruction, or wrongful taking of a certificate of stock, a duplicate certificate may be issued in place thereof upon receipt by the Corporation of such evidence of loss and such indemnity bond, with or without surety, as shall be satisfactory to the President and the Treasurer, or otherwise upon such terms, consistent with law, as the Board of Directors may prescribe.

                                 ARTICLE XXV
                                 -----------

                                 Record Date
                                 -----------

      The Directors may fix in advance a time, which shall not be more than sixty (60) days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at, such meeting and any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent, and in such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or, without fixing such record date, the Directors may, for any such purposes, close the transfer books for all or any part of such period.

                                ARTICLE XXVI
                                ------------

                                    Seal
                                    ----

      The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word
"Massachusetts", together with the name of the

Corporation and the year of its incorporation, cut or engraved thereon. An impression of the seal impressed upon the original copy of these By-Laws shall be deemed conclusively to be the seal adopted by the Board of Directors.

                                ARTICLE XXVII
                                -------------

                             Execution of Papers
                             -------------------

      Except as the Board of Directors may generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation shall be signed or endorsed on behalf of the Corporation by its Chairman, its President or by one of its Vice Presidents or by its Treasurer.

                               ARTICLE XXVIII
                               --------------

                                 Fiscal Year
                                 -----------

      Except as from time to time provided by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to the last day of March.

                                ARTICLE XXIX
                                ------------

                   Indemnification of Directors and Others
                   ---------------------------------------

      Section 29.1   Definitions
      --------------------------
      For purposes of this Article XXIX:
      (a) "Director/officer" means any person who is serving or has served as a Director, officer or employee of the Corporation appointed or elected by the Board of Directors or the stockholders of the Corporation, or any Director, officer or employee of the Corporation who is serving or has served at the request of the Corporation as a Director, officer, trustee, principal, partner, member of a committee, employee or other agent of any other organization, or in any capacity with respect to any employee benefit plan of the Corporation or any of its subsidiaries.

      (b) "Proceeding" means any action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened in or before any court, tribunal, administrative or legislative body or agency, and any claim which could be the subject of a Proceeding.

      (c) "Expense" means any fine or penalty, and any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in connection with a Proceeding. The term "Expense" shall include any taxes or penalties imposed on a Director/officer with respect to any employee benefit plan of the Corporation or any of its subsidiaries.

      Section 29.2   Right to Indemnification
      ---------------------------------------
      Except as limited by law or as provided in Sections 29.3 and 29.4 of this Article XXIX, each Director/officer (and his heirs and personal representatives) shall be indemnified by the Corporation against any Expense incurred by him in connection with each Proceeding in which he is involved as a result of his serving or having served as a Director/officer.

      Section 29.3   Indemnification not Available
      --------------------------------------------
      No indemnification shall be provided to a Director/officer with respect to a Proceeding as to which it shall have been adjudicated that he did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation, or, to the extent that such Proceeding relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

      Section 29.4   Compromise or Settlement
      ---------------------------------------
      In the event that a Proceeding is compromised or settled so as to impose any liability or obligation on a Director/officer or upon the Corporation, no indemnification shall be provided as to said
Director/officer with respect to such Proceeding if such Director/officer shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation, or, to the extent that such Proceeding relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

      Section 29.5   Advances
      -----------------------
      The Corporation shall pay sums on account of indemnification in advance of a final disposition of a Proceeding upon receipt of an undertaking by the Director/officer to repay such sums if it is subsequently established that he is not entitled to indemnification pursuant to Sections 29.3 and 29.4 hereof, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

      Section 29.6   Not Exclusive
      ----------------------------
      Nothing in this Article XXIX shall limit any lawful rights to indemnification existing independently of this Article 29.

      Section 29.7   Insurance
      ------------------------
      The provisions of this Article XXIX shall not limit the power of the Board of Directors to authorize the purchase and maintenance of insurance on behalf of any Director/officer against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article XXIX.

                                 ARTICLE XXX
                                 -----------

                     Voting Stock in Other Corporations
                     ----------------------------------

      Unless otherwise ordered by the Board of Directors, the President or, in the case of his absence or failure to act, the Treasurer, shall have full power and authority on behalf of the

Corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which this Corporation may hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution from time to time, or, in the absence thereof, the President, may confer like powers upon any other person or persons as attorneys and proxies of the Corporation.

                                ARTICLE XXXI
                                ------------

                              Corporate Records
                              -----------------

      The original or attested copies of the Articles of Organization, By-Laws, and records of all meetings of the incorporators and stockholders, and the stock and transfer records which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts either at the principal office of the Corporation or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times for inspection by any stockholder for any proper purpose, but not to secure a list of the stockholders for the purpose of selling said list, or copies thereof, or of using the same for a purpose other than in the present interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

                                ARTICLE XXXII
                                -------------

                                 Amendments
                                 ----------

      These By-Laws may at any time be altered, amended or repealed or new By-Laws enacted by the affirmative vote of a majority of the entire Board of Directors (if notice of the proposed alteration or amendment is contained in the notice of the meeting at which such vote is taken or if all Directors are present) or at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by the affirmative vote of a majority of the shares represented and entitled to vote at such meeting (if notice of the proposed alteration or amendment is contained in the notice of such meeting).

      Notwithstanding anything contained in the preceding paragraph of this
Article XXXII to the contrary, either (i) the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast by the holders of all shares of the Corporation entitled to vote generally in election of Directors, voting together as a single class, or (ii) the affirmative vote of the majority of the entire Board of Directors with the concurring vote of a majority of the Continuing Directors, voting separately and as a subclass of Directors, shall be required to alter, amend, or repeal or adopt any provision inconsistent with Article II,
Article VIII, Article XVIII, and this paragraph of this Article XXXII. For purposes of this Article XXXII, the term "Continuing Director" shall have the meaning ascribed to it in Article 6 of the Articles of Organization of the Corporation.